                                                                    Exhibit (21)


                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries, including the jurisdiction under which each was organized:


         Subsidiary                                         Jurisdiction
         ----------                                         ------------
Lindal Homes South Pacific, Inc. (a)                  Hawaii
Lindal Cedar Homes, M.W., Inc. (a)                    Michigan
Justus Log Homes, Inc. (a)                            Washington
Lindal Holdings, Inc. (a)                             British Columbia, Canada
Lindal Cedar Homes, Ltd. (d)                          British Columbia, Canada
New Vision Log Sales, Ltd. (e)                        British Columbia, Canada
Camida Timber Ltd. (c)                                British Columbia, Canada
WindowVisions, Inc. (a)                               Washington
WDK, Ltd. (b)                                         Washington


(a)    Wholly-owned subsidiary

(b)    Wholly-owned subsidiary of Justus Log Homes, Inc.

(c)    50% owned subsidiary of Lindal Cedar Homes, Ltd.

(d)    Wholly-owned subsidiary of Lindal Holdings, Inc.

(e)    Wholly-owned subsidiary of Lindal Cedar Homes, Ltd.



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